EXHIBIT 99.1

PRESS RELEASE


                   Lawrence Financial Holdings, Inc. Announces
                     Date of Annual Meeting of Stockholders

Monday, January 12, 2004

IRONTON, Ohio - Jan. 12, 2004 - Lawrence Financial Holdings, Inc. - (OTCBB:LWFH)
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today announced that its annual meeting of stockholders will be held at the
Company's main office at 311 South Fifth Street, Ironton, Ohio on May 14, 2004 at 4:30 p.m., local time.

Lawrence Financial Holdings, Inc. is the holding company for Lawrence
Federal Savings Bank, a federally chartered savings bank headquartered in Ironton, Ohio. Lawrence Federal operates a total of five full-service banking offices with locations in Ironton, Chesapeake, South Point, Rome and Wheelersburg in southeast Ohio.

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CONTACT:


      Lawrence Financial Holdings, Inc., Ironton
      Jack Blair or RobRoy Walters, (740) 532-0263
      Fax:  (740) 532-1885